As filed with the Securities and Exchange Commission on November 21, 1996
                                       Registration No. 333-_____

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM S-3

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       _____________________

                    LOGIC DEVICES INCORPORATED
      (Exact name of Registrant as specified in its charter)

         CALIFORNIA                          94-2893789
 (State or other jurisdiction of   (I.R.S. Employer Identification
 incorporation or organization)                Number)

                      628 East Evelyn Avenue
                   Sunnyvale, California  94086
                          (408) 737-3300
  (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________

                          William J. Volz
                             President
                    Logic Devices Incorporated
                      628 East Evelyn Avenue
                   Sunnyvale, California  94086
                          (408) 737-3300
   (Name and address, including zip code, and telephone number, including area code, of agent for service)
                      _______________________

                            COPIES TO:

                       David R. Selmer, Esq.
             Barack, Ferrazzano, Kirschbaum & Perlman
                       333 West Wacker Drive
                            Suite 2700
                     Chicago, Illinois  60606

 Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
 <checked-box>

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. <square>
 _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square> ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.<square>

                  CALCULATION OF REGISTRATION FEE

 Title of Each Class
 of Securities
 to be Registered..............Common Stock, no par value

 Amount to be
 Registered(1).................1,919,014

 Proposed Maximum
 Offering Price
 Per Share(2)..................$2.16

 Proposed Maximum
 Aggregate Offering
 Price(2)......................$4,145,070.20

 Amount of
 Registration Fee(2)...........$1,257.00

 (1) Consisting of (i) 1,784,664 shares of Common Stock and (ii) 134,350 additional shares of Common Stock issuable upon exercise of warrants to purchase Common Stock being registered on this form and an indeterminate number of additional shares of Common Stock issuable pursuant to the antidilution provisions of these warrants.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for November 20, 1996.



 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       SUBJECT TO COMPLETION
          PRELIMINARY PROSPECTUS DATED NOVEMBER 21, 1996


                    LOGIC DEVICES INCORPORATED

                 1,919,014 SHARES OF COMMON STOCK


     This Prospectus relates to (i) 1,784,664 shares of common stock, no par value per share (the "Common Stock"), of Logic Devices Incorporated (the "Company") and (ii) 134,350 additional shares of Common Stock issuable upon exercise of certain warrants (the "Warrants") to purchase Common Stock which shares and Warrants are held by the "Selling Shareholders" identified herein (the "Offered Securities"). Warrants for 2,500 shares are exercisable for a period ending August 21, 1998, a Warrant for 31,850 shares is exercisable for a period ending September 19, 1998 and a Warrant to purchase 100,000 shares is exercisable for a period ending February 15, 2000. See "Subsequent Events."

     The Offered Securities may be offered from time to time by the "Selling Shareholders" or their pledgees, donees, transferees or other successors in interest. See "Selling Shareholders." THE SELLING SHAREHOLDERS HAVE ADVISED THE COMPANY THAT SALES OF THE OFFERED SECURITIES MAY BE MADE, IF AT ALL, FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THROUGH THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART OR RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN THE OVER-THE-COUNTER MARKET THROUGH LICENSED BROKER-DEALERS OR OTHERWISE, AT THE THEN PREVAILING MARKET PRICES OR OTHERWISE AT PRICES AND ON TERMS THEN OBTAINABLE OR THROUGH PRIVATELY NEGOTIATED TRANSACTIONS. NO PERIOD OF TIME HAS BEEN FIXED WITHIN WHICH THE OFFERED SECURITIES COVERED BY THIS PROSPECTUS MAY BE OFFERED OR SOLD. SEE "PLAN OF DISTRIBUTION."

     The Company will receive no part of the proceeds of any sales of the Offered Securities except for the exercise price of the Warrants. The Company will pay all expenses with respect to this Offering, except for underwriting discounts, brokerage fees and commissions and transfer taxes for the Selling Shareholders, which will be borne by the Selling Shareholders.

   INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
                         DEGREE OF RISK.

                       SEE "RISK FACTORS."

     The Company's Common Stock is traded in the national over-the-counter market and prices are quoted by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System under the symbol LOGC. On November 20, 1996, the last reported sale price of the Common Stock, as reported by the Nasdaq National Market System, was $ 2 1/4.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY
                           IS UNLAWFUL.


        THE DATE OF THIS PROSPECTUS IS              , 1996

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the Offered Securities and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders.
 Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

     The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional officers at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Prospectus:

     (1) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1995 (File No. 0-17187);
     (2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

     (3) the description of the Company's Common Stock contained in its Registration Statement on Form S-18, as amended (File No. 33-23763-LA).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

     The Company will, without charge, provide to each person (including any beneficial owner) to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the Incorporated Documents (not including exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such information should be directed to the Chief Financial Officer at the address and telephone number set forth under "The Company."


                           RISK FACTORS

     Investment in the Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Common Stock.

     DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's future success will depend, in large part, upon its ability to successfully develop and market new products, and to have access to leading edge semiconductor wafer fabrication process technology. The Company serves a number of small or niche markets which each require constant monitoring and evaluation by the Company. Semiconductor design and process technologies are subject to rapid technological change, requiring a high level of expenditure for research and development. Further, even if successfully developed, the success of new product introductions is dependent on several factors, including proper new product selection, timely product introduction, achievement of acceptable production yields and market acceptance. There can be no assurance that the Company will successfully develop new products that can be introduced on a timely or cost-effective basis or that will achieve market acceptance.

     DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND TECHNOLOGY. The Company is dependent on outside silicon foundries, two located in Japan, one located in Taiwan, one located in Germany and one located in the U.S., for its silicon wafer fabrication. While the Company can obtain wafers used in many of its current products from any of these five sources, each source uses a different technological process. During 1992, the Company redesigned its static random access memories ("SRAM") product line and initiated product designs with two of its current foundries as a result of the termination of a guaranteed supply arrangement with a domestic supplier, and during the end of 1995 and the beginning of 1996, the Company redesigned its Digital Signal Processing ("DSP") product line and initiated product designs with another of its current foundries as a result of the Company's inability to obtain adequate quantities of processed wafers. While the Company regularly evaluates the availability of additional sources of processed wafers, there can be no assurance that other foundries will be available or, if available, will be able to supply wafers on a timely basis or provide a process which is technologically comparable or as cost-effective as the process used by the Company's current foundries. Other semiconductor companies pursuing outside wafer fabrication may enter into supply contracts which guarantee certain capacity to the semiconductor company, but require minimum purchase commitments. To date, the Company has not committed itself to minimum purchases although it does have supply contracts with two of its current foundries. The Company's reliance on outside foundries involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

     It is not unusual in the semiconductor industry to experience disruptions in the supply of processed wafers due to quality or yield problems. For this reason the Company has historically maintained a high inventory level of processed wafers. There can be no assurance that such a material disruption in supply will not occur. Further, if the Company's foundries are unable or unwilling to produce adequate supplies of processed wafers, the Company's business would be adversely affected. In such an event the Company would incur delay and expense to redesign its circuits to be compatible with a new manufacturer's complementary metal-oxide-silicon ("CMOS") process.

     CYCLICAL NATURE OF SEMICONDUCTOR INDUSTRY. The semiconductor industry has historically been characterized by repeated and severe business cycles. The industry is characterized by a number of factors, including fluctuation in user demand, price volatility, variations in manufacturing capacity and efficiencies, rapid technological change and significant process and product development. The Company expects that as it introduces a broader range of products, including more standard or commodity products, the cyclical nature of the semiconductor industry may have greater impact on the Company's business and operating results in the future and may cause greater fluctuations in the Company's period-to-period performance.

     COMPETITION. The semiconductor industry is intensely competitive and is characterized by rapid technological change, product obsolescence, fluctuations in both demand and capacity and price erosion. These factors can render obsolete the processes and products currently utilized or produced by the Company. In such cases, the Company will be required to develop products utilizing new processes and may be required to establish new foundry relationships. The Company faces competition from other manufacturers of high-performance integrated circuits, many of which have advanced technological capabilities, are currently increasing their participation in the high-performance CMOS market and have internal wafer fabrication capabilities. The ability of the Company to compete in this rapidly evolving environment depends on elements both within and outside the control of the Company. These elements include: the Company's ability to develop new products in a timely manner; the cost effectiveness of its manufacturing; successful introduction to and acceptance by customers of new products; the speed at which customers incorporate the Company's products into their systems; continued access to advanced semiconductor foundries and leading edge CMOS process technology; the number and capabilities of the Company's competitors as well as general economic conditions. The Company experiences competition from a number of domestic and international companies, most of which have substantially greater financial, technical, manufacturing and marketing resources than the Company. Emerging companies also are attempting to obtain a share of the existing market. To the extent that the Company's products achieve market acceptance, other manufacturers may seek to offer competitive products or embark on pricing strategies which could have adverse effects on the Company's operating results.

     DEPENDENCE ON KEY PERSONNEL. The Company's continued success is dependent in part upon a number of key management personnel and technical employees, the loss of one or more of whom could adversely affect the Company. The Company believes that its future success will depend in part on its ability to attract, retain and motivate highly skilled employees, who are in great demand in the semiconductor industry. The Company does not have any employment agreements with any of its key employees.

     DEPENDENCE ON SUBCONTRACT ASSEMBLY. The Company is dependent on outside subcontract assembly for the assembly of the Company's products. The Company's products are assembled by several independent subcontractors in the United States and the Far East. Shortages of raw materials or disruption in the provision of services by the Company's assembly subcontractors, or other circumstances that would require the Company to seek alternative sources of supply, could lead to constraints or delays in the timely delivery of the Company's products. Such constraints or delays could result in the loss of customers, reductions in the Company's revenue, or other adverse effects on the Company's operating results. The Company's reliance on subcontract assembly involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

     DEPENDENCE ON FEW CUSTOMERS. In 1995, three customers each accounted for 10% or more of net revenues. The loss of any major customer or a substantial reduction in sales from such a customer could adversely affect the Company.

     DEPENDENCE UPON INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES. Much of the Company's sales are generated by electronics distributors and independent sales representatives that are not under the direct control of the Company. See "The Company." These electronics distributors generally represent product lines offered by several companies, including competitive product lines, and thus could reduce their sales efforts applied to the Company's products or terminate their representation of the Company.

     CONTROL BY SHAREHOLDERS. Certain of the Company's shareholders currently are able to exert a significant measure of control over the affairs and policies of the Company if they act together.

     VOLATILITY OF STOCK PRICE. There has been significant volatility in the market price of securities of electronics companies in general, and semiconductor technology companies in particular, including the Company. Various factors and events, including announcements or developments by the Company or other companies engaged in the semiconductor or related industries concerning, among other things, suppliers, customers, financial results, product developments, patents, or proprietary rights may have a significant impact on the Company's business and on the market price of the Common Stock.

     IMPACT OF FUTURE SALES ON MARKET PRICE OF COMMON STOCK. Based on 6,221,750 shares outstanding (assuming exercise of all currently outstanding options and warrants), the number of shares of Common Stock offered hereby represents approximately 31% of the total number of shares of Common Stock outstanding. The Selling Shareholders own 1,919,014 shares of Common Stock, including shares obtainable through the exercise of the Warrants, all of which shares are being registered for sale hereunder. See "Selling Shareholders" and "Plan of Distribution." If the Selling Shareholders or the Company's other shareholders, under Rule 144 or otherwise, were to make available for sale or sell a large amount of Common Stock in the market at one time, the market price of the Common Stock could be adversely affected. Furthermore, other sales of substantial amounts of the Company's Common Stock in the public market, or even the potential for such sales, could adversely effect prevailing market prices for the Company's Common Stock.

     INTERNATIONAL TRADE AND CURRENCY EXCHANGE. Many of the materials and manufacturing steps in the Company's products are supplied by foreign companies. Also, approximately 20%, 18% and 19% of the Company's net sales in 1995, 1994 and 1993, respectively, were to international customers. Accordingly, both manufacturing and sales of the Company's products may be adversely affected by political or economic conditions abroad. The Company's international sales are billed in United States dollars and therefore settlements are not directly subject to currency exchange fluctuations. However, changes in the relative value of the dollar may create pricing pressures for the Company's products. In addition, various forms of protectionist trade legislation have been proposed in the United States and certain foreign countries. A change in current tariff structures or other trade policies could adversely affect the Company's international customers or decrease the cost of products from the Company's international competitors.

     PROTECTION OF PROPRIETARY INFORMATION. The Company has been awarded one patent by the United States Patent Office and has acquired additional patents as part of its acquisition of certain assets of Star Semiconductor Corporation ("Star"); however, the Company relies primarily on its design know-how and continued access to advanced CMOS process technology, rather than on patents, to develop and maintain its competitive position. There can be no assurance that the Company will continue to have access to advanced semiconductor process technology or that others will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products. The Company attempts to protect its trade secrets and other proprietary information through confidentiality agreements with employees, consultants, suppliers and customers, but there can be no assurance that those measures will be adequate to protect the Company's interests. Others in the semiconductor industry have obtained patents covering a variety of semiconductor designs and processes, and the Company has from time to time received and may in the future receive notices from third parties asserting that one or more aspects or uses of the Company's products is infringing such third parties' patent rights. Presently there are no such claims pending against the Company. Although the Company does not believe that it infringes any known patents at this time, if any such infringement exists, the Company may be liable for damages and may find it necessary or desirable to obtain licenses under third parties' patents. Based on industry practice, the Company believes that, in most cases, any necessary licenses could be obtained on conditions that would not materially adversely affect the Company, but there can be no assurances that such licenses could be obtained or that litigation would not occur. The inability of the Company to obtain such licenses or the occurrence of litigation could adversely affect the Company.


                            THE COMPANY

     Logic Devices Incorporated (the "Company") designs and markets high-performance digital integrated circuits. The Company's circuits address applications which require high computational speeds, high-reliability, high levels of circuit integration (complexity) and low power consumption. The Company's products are incorporated into products manufactured by OEMs and utilized in high-speed electronic computational applications in computers and work stations, broadcast and medical video image processing, and telecommunication systems. The Company's product strategy is to develop and market industry standard circuits which offer superior performance, as well as Company proprietary circuits to meet specific customer needs.

     The Company currently offers products in two areas: (1) DSP (digital signal processing) circuits consisting of high-performance arithmetic computational functions (multipliers, arithmetic-logic units "ALUs", special math functions applicable to digital signal processing computations and programmable DSP multiple processor units); and (2) high-speed SRAMs (static random access memories) including FIFO (first in/first out) Memories. As of December 31, 1995, the Company offered 45 catalog products which are sold to a diverse customer base. With the multiplicity of packaging and performance options, the 45 basic products result in nearly 800 catalog items.

     The Company's plug compatible catalog products are designed to replace existing industry standard integrated circuits offering superior performance, lower power consumption and reduced cost. Proprietary catalog products are developed by the Company to address specific functional application needs or performance levels that are not otherwise commercially available. The Company seeks to provide related groups of circuits that OEMs purchase for incorporation into high-performance electronic systems.

     The Company relies on third party silicon foundries to process silicon wafers, each wafer having up to several hundred integrated circuits of a given Company design, from which finished products are then assembled.
 The Company's strategy is to outsource wafer processing to third party foundries in order to avoid the substantial investment in capital equipment required to establish a wafer fabrication facility. The Company works closely with the foundries in order to take advantage of their processing capabilities and continues to explore and develop additional foundry relationships in order to minimize its dependence on any single relationship.

     The Company markets its products worldwide through its own direct sales force, a network of 34 national and international independent sales representatives and 20 international and domestic distributors. In 1995, approximately 45% of the Company's net revenues were derived from OEMs, while sales through foreign and domestic distributors accounted for approximately 55% of net revenues. Among the Company's OEM customers are Bull HN, Solectron Corporation, Loral Systems, Inc., Abekas Video Systems, Inc., IBM Corporation, General Dynamics Corporation, DSC Communications Corporation, Advanced Technology Laboratories, Inc. and Acuson Corporation. Approximately 80% of the Company's net revenues have historically been derived from the United States and approximately 20% have been derived from foreign sales.

     The Company was incorporated under the laws of the State of California in April 1983. The Company's principal offices are located at 628 East Evelyn Avenue, Sunnyvale, California 94086, and its telephone number is
 (408) 737-3300.


                         SUBSEQUENT EVENTS

     The following events have occurred since December 31, 1995, which updates information contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1995 (the "1995 Annual Report"):

     GRANT, EXERCISE AND TRANSFER OF WARRANTS. On February 15, 1995, the non-employee directors of the Company were granted warrants to purchase an aggregate of 220,000 shares of Common Stock. The grants were ratified by shareholders of the Company at the Company's 1995 annual meeting of shareholders held June 13, 1995. The warrants have an exercise price of $2.5625 per share, which was the last reported transaction price of the Common Stock on February 15, 1995, and expire on February 15, 2000. Two of the Warrants representing an aggregate of 120,000 shares of Common Stock were exercised in July, 1996 and the remaining Warrant has been transferred to a non-director. The Company extended recourse loans for the exercise price of the Warrants to the parties exercising the Warrants. The shares of Common Stock received on the exercise also have been pledged as security on such loans. The shares of Common Stock issued on exercise of these Warrants and the shares underlying the remaining Warrant are being registered herein. Certain other Warrants to purchase an aggregate of 34,350 shares of Common Stock were issued by the Company in connection with private placements conducted in August and September of 1995, respectively. Under one transaction, a Warrant giving the holder the right to purchase from the Company up to 31,850 shares of Common Stock at an exercise price equal to $12.625 per share (the last reported transaction price on August 21, 1995) was issued. The Warrant was exercisable immediately upon its issuance and expires on August 21, 1998. Under the other transaction, Warrants giving the holders the right to purchase from the Company up to an aggregate of 2,500 shares of Common Stock at an exercise price equal to $11.875 per share (the closing bid price on September 14, 1995) were issued. These Warrants were exercisable immediately upon their issuance and expire on September 19, 1998. The shares underlying each of these Warrants are being registered herein. All of the Warrants granted in these transactions are transferable by the holders thereof in accordance with applicable securities laws.

     ELECTION OF DIRECTORS. At the Company's annual meeting of shareholders held August 1, 1996, a Board of five Directors was elected:
 Howard L. Farkas, Burton W. Kanter, Bruce B. Lusignan, Albert Morrison, Jr. and William J. Volz. Dr. Lusignan is a new member to the Company's Board of Directors and is Director of the Communications Satellite Planning Center, a research laboratory of Stanford University's Electrical Engineering Department. The other four members have been Directors since 1983 and Mr. Volz is the Company's President and Chief Operating Officer.

     LEASE OF SPACE. The Company recently signed a lease with respect to premises located at 1320 Orleans Drive, Sunnyvale, California and expects to take possession of the premises on December 2, 1996. The lease has a six year term beginning upon the Company taking possession of the premises. The premises consist of approximately 21,500 square feet and will house the Company's main corporate offices and facilities for the Company's research and development efforts, engineering, testing and assembly of its semiconductor products. The lease is triple net and the monthly base rent will be approximately $26,300.00 for each of the first 12 months of the lease increasing thereafter in accordance with the Consumer Price Index on the basis set forth in the lease. The Company believes that the premises will be sufficient to meet its needs both currently and for the term of the lease.


                          USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any of the Offered Securities by the Selling Shareholders. The Company will receive proceeds from the sale of Common Stock issuable upon exercise of the Warrants if such Warrants are exercised, but only in an amount equal to the exercise price thereof multiplied by the number of shares purchased upon the exercise of the Warrants. If all the Warrants are exercised, the Company would receive net proceeds of $688,043.75. The Company expects to use any such proceeds for working capital and general corporate purposes.


                       SELLING SHAREHOLDERS

     The following table sets forth additional information as of November 21, 1996, regarding the Selling Shareholders' ownership of Common Stock:

                                                        NUMBER OF
                                NUMBER     SHARES         SHARES
                                OF         COVERED     NOT COVERED
 NAME OF                        SHARES     BY THIS       BY THIS
 RECORD OWNER                   OWNED     PROSPECTUS    PROSPECTUS

 Aries Peak, Inc.(1)            1,250(2)     1,250           0

 BRT Partnership(3)           319,482      319,482           0

 CIBC Trust Company (Bahamas)
  Limited, as Trustee         100,000(2)   100,000           0

 Farkas, Howard(4)            100,000      100,000           0

 First Bermuda Securities
  Limited(1)                   31,850(2)    31,850           0

 Hellerstein, Stephen,
  as Trustee(5)               749,305      749,350           0

 Kanter Family Foundation(6)   50,000       50,000           0

 Morrison, Albert, Jr.(7)      20,877       20,877           0

 Pacific Miners Ltd.(1)         1,250(2)     1,250           0

 Walnut Capital Corp.(8)       45,000       45,000           0

 Windy City, Inc.(9)          500,000      500,000           0

     TOTAL                  1,919,014    1,919,014           0

 (1) Placement agent for certain shares of Company common stock during 1995.
 (2)  Represents shares obtainable through Warrant exercise.
 (3) An Illinois general partnership, the partners of which are 25 irrevocable trusts of which Solomon A. Weisgal is the sole trustee, held for the benefit of various members of Burton
      Kanter's extended family but excluding Mr. Kanter. Mr. Kanter is a director of the Company.
 (4)  Mr. Farkas is a director of the Company.
 (5) Mr. Hellerstein is the Trustee of 15 irrevocable trusts, the beneficiaries of which consist of Mr. Farkas and members of his family.
 (6) The Kanter Family Foundation is a non-profit, charitable foundation, the directors of which are Mr. Morrison, a director of the Company, and sons of Mr. Kanter and the officers of which are members of Mr. Kanter's family.
 (7)  Mr. Morrison is a director of the Company.
 (8) Mr. Kanter is a director and the Chief Executive Officer of Walnut Capital Corp.
 (9) The BRT Partnership owns 100% of the outstanding common stock of Windy City, Inc. which constitutes all of the currently outstanding voting stock of Windy City, Inc.

                       PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) or, alternatively, the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) may offer the Offered Securities, pursuant to Registration Statement of which this Prospectus is a part or Rule 144 of the Securities Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through Nasdaq or otherwise at prices and at terms then prevailing or in negotiated transactions.

     The Company has agreed to indemnify the Selling Shareholders against certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements that may be entered into by the Selling Shareholders, brokers or dealers who participate in the distribution of the Offered Securities may be entitled to indemnification by the Selling Shareholders and the Company against certain liabilities, including liabilities under the Securities Act.


                           LEGAL MATTERS

     The validity of the Offered Securities has been passed upon by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                              EXPERTS

     The financial statements and the related supplemental schedules incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, have been so incorporated in reliance upon the report of Meredith, Cardozo & Lanz LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

 NO   DEALER,  SALESPERSON  OR
 OTHER   INDIVIDUAL  HAS  BEEN
 AUTHORIZED    TO   GIVE   ANY
 INFORMATION   OR   MAKE   ANY
 REPRESENTATIONS NOT CONTAINED
 IN    THIS   PROSPECTUS    IN
 CONNECTION  WITH THE OFFERING
 COVERED  BY THIS  PROSPECTUS.
 IF   GIVEN  OR   MADE,   SUCH
 INFORMATION OR REPRESENTATIONS
 MUST NOT  BE  RELIED  UPON AS
 HAVING BEEN AUTHORIZED BY THE
 COMPANY. THIS PROSPECTUS DOES
 NOT  CONSTITUTE  AN OFFER  TO
 SELL, OR A SOLICITATION OF AN
 OFFER TO BUY, THE COMMON STOCK
 IN ANY JURISDICTION WHERE, OR
 TO ANY PERSON TO WHOM,  IT IS
 UNLAWFUL  TO  MAKE  ANY  SUCH
 OFFER OR SOLICITATION. NEITHER
 THE    DELIVERY    OF    THIS
 PROSPECTUS  NOR ANY SALE MADE
 HEREUNDER  SHALL,  UNDER  ANY
 CIRCUMSTANCES,    CREATE   AN
 IMPLICATION THAT THERE HAS NOT
 BEEN ANY CHANGE IN  THE FACTS
 SET  FORTH IN THIS PROSPECTUS
 OR  IN  THE  AFFAIRS  OF  THE
 COMPANY SINCE THE DATE HEREOF.








       TABLE OF CONTENTS

                          PAGE
 Available Information       2

 Documents Incorporated By
 Reference                   2

 Risk Factors                3

 The Company                 6

 Subsequent Events           7

 Use of Proceeds             8

 Selling Shareholders        8

 Plan of Distribution        9

 Legal Matters               9

 Experts                     9







 LOGIC DEVICES

 INCORPORATED







 1,919,014 Shares of

 Common Stock








 ___________________


 PROSPECTUS

 ___________________













 ______________, 1996

                              PART II


              INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

 Registration Fee                              $   1,257.00
 Legal Fees and Expenses                       $  10,000.00
 Accounting Fees and Expenses                  $     500.00
 Miscellaneous                                 $     234.00

 Total                                         $  12,000.00
     All expenses are estimated except the Registration Fee.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law.
 Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 16.  EXHIBITS

     Exhibit
       NO.          DESCRIPTION

        3.1* Articles of Incorporation of Logic Devices Incorporated, as amended. Incorporated by reference to Ex. 3.1 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        3.2* Bylaws of Logic Devices Incorporated. Incorporated by reference to Ex. 3.2 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        4.1* Form of certificate for shares of the Company's Common Stock. Incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to Section 12, 13 or 15(d) of the Securities Exchange Act of 1934, dated October 4, 1988 (File No. 0-17187)
        5.1 Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman regarding the validity of the securities being registered
       10.1 Assignment of Warrant to purchase an aggregate of 100,000 shares of Common Stock
       10.2* Form of Warrant to purchase an aggregate of 31,850 shares of Common Stock. Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
       10.3* Form of Warrant to purchase an aggregate of 2,500 shares of Common Stock. Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
       10.4         Secured Promissory Note between Howard Farkas and the
                    Registrant
       10.5 Secured Promissory Note between Albert Morrison, Jr. and the Registrant
       10.6*        Real Estate Lease.  Incorporated by reference to Exhibit
                    10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-17187)
       23.1 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5.1)
       23.2         Consent of Meredith Cardozo & Lanz LLP
       24.1         Powers of Attorney (included on signature page)

 * Previously filed


 ITEM 17.  UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 21, 1996.

                                 LOGIC DEVICES INCORPORATED


                                 By:/S/ WILLIAM J. VOLZ
                                        William J. Volz
                                        President and Director

                                 By:/S/ TODD J. ASHFORD
                                        Todd J. Ashford
                                        Chief Financial Officer

                           POWER OF ATTORNEY

   Know all men by these presents, that each person whose signature appears below constitutes and appoints William J. Volz and Todd J. Ashford, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including in his capacity as a director or officer of Logic Devices Incorporated) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of following persons in the capacities indicated on November 19, 1996.

 SIGNATURE                       TITLE


 /S/ HOWARD L. FARKAS            Chairman of the Board
 Howard L. Farkas

 /S/    BURTON W. KANTER         Director
 Burton W. Kanter

 /S/ ALBERT MORRISON, JR.        Director
 Albert Morrison, Jr.

 /S/ BRUCE B. LUSIGNAN           Director
 Bruce B. Lusignan

 /S/ WILLIAM J. VOLZ             President and Director
 William J. Volz                 (Principal Executive Officer)

 /S/ TODD J. ASHFORD             Chief Financial Officer (Principal
 Todd J. Ashford                 Financial and Accounting Officer)

 LOGIC DEVICES INCORPORATED

 INDEX TO EXHIBITS




 EXHIBIT
 NUMBER     DESCRIPTION OF EXHIBITS             SEQUENTIALLY
                                                NUMBERED
                                                PAGE OF
                                                EXHIBIT
 3.1* Articles of Incorporation of Logic Devices Incorporated, as amended. Incorporated by reference to Ex. 3.1 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
 3.2* Bylaws of Logic Devices Incorporated. Incorporated by reference to Ex. 3.2 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
 4.1* Form of certificate for shares of the Company's Common Stock. Incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to Section 12, 13 or 15(d) of the Securities Exchange Act of 1934, dated October 4, 1988 (File No. 0-17187)
 5.1 Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman regarding the validity of the securities being registered
 10.1 Assignment of Warrant to purchase an aggregate of 100,000 shares of Common Stock
 10.2* Form of Warrant to purchase an aggregate of 31,850 shares of Common Stock. Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
 10.3* Form of Warrant to purchase an aggregate of 2,500 shares of Common Stock. Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
 10.4   Secured Promissory Note between Howard Farkas and the Registrant
 10.5   Secured Promissory Note between Albert Morrison, Jr. and the
        Registrant
 10.6* Real Estate Lease. Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-17187)
 23.1 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included as part of Exhibit 5)
 23.2   Consent of Meredith Cardozo & Lanz LLP
 24.1   Powers of Attorney (included on signature page)

 *  Previously filed

 Exhibit 5.1
 BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
 333 WEST WACKER DRIVE, SUITE 2700
 CHICAGO, ILLINOIS  60606
 TELEPHONE:  (312) 984-3100
 FAX:  (312) 984-3150

 November 21, 1996
 Logic Devices Incorporated
 628 East Evelyn Avenue
 Sunnyvale, California  94086

 Ladies and Gentlemen:

 We have acted as counsel to Logic Devices Incorporated (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about November 21, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,784,664 shares (the "Securities") of common stock, no par value, of the Corporation and 134,350 shares of common stock underlying currently issued and outstanding warrants, all of which are held by various parties as set forth in the Registration Statement.

 We have examined original or photostatic or certified copies of such records of the Corporation, including its Restated Articles of Incorporation and bylaws, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant and necessary as the basis for the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also made inquiries of officers and employees of the Corporation and of such others as deemed necessary for purposes of this opinion.

   While we have reviewed the California General Corporation Law, we call your to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the following opinions, we assume such statute will be construed and interpreted in a fashion comparable to that of the Illinois Business Corporation Act.

   Based upon such examination and inquiries and subject to the assumptions stated, we are of the opinion that the Securities are legally issued, fully paid and nonassessable.

   We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                  Very truly yours,
                  BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN

 Exhibit 10.1


                         ASSIGNMENT OF WARRANT

   For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Burton W. Kanter ("ASSIGNOR") hereby grants, sells, conveys, transfers, delivers and assigns to CIBC Trust Company (Bahamas) Limited, as Trustee, whose address is P.O. N03933 Shirley Street Nassau, Bahamas ("ASSIGNEE"), all of Assignor's right, title and interest in, to and under that certain Warrant dated as of February 15, 1995, and hereby appoints ________________ and does hereby irrevocably constitute and appoint
 __________ to transfer said Warrant on the books of the within named Corporation with full power of substitution.


 Dated:  February 29, 1996
                                 Burton W. Kanter

PAGE>

                                SECURED
                            PROMISSORY NOTE


 $256,250.00 U.S.D.                                      July 24, 1996
                                                 Sunnyvale, California



   FOR VALUE RECEIVED, the undersigned promises to pay to the order of Logic Devices Incorporated, a California corporation ("Payee"), in lawful money of the United States of America or as provided in Section 1 of Paragraph B. below, in the manner and at the times provided hereinafter, (i) Principal (as hereinafter defined); (ii) Interest (as hereinafter defined) and Default Interest (as hereinafter defined), if any; and (iii) all other amounts due and payable pursuant to and in accordance with the terms of this Note.

   A.   DEFINITIONS.

   The following terms as used herein shall have the following meanings:

   1. "Default Interest" shall mean interest computed at the Reference Rate, as defined below, plus two percent (2%) per annum, on (i) the entire principal balance of this Note from time to time unpaid from and after such amount becomes due and payable (whether by maturity, acceleration or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued but unpaid Interest) from and after the respective date(s) on which those amounts become due and payable, whether by maturity, acceleration, or otherwise; in each case from and after any applicable grace period has expired. Default Interest shall be adjusted concurrently with any change in the Reference Rate. Default Interest shall be computed for the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days, and shall be payable on demand. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing on the entire unpaid principal balance hereunder, Interest shall not accrue.

   2. "Interest" shall mean interest computed at a variable rate equal to the Reference Rate on the entire principal balance of this Note from time to time unpaid. Interest shall be adjusted concurrently with any change in the Reference Rate. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days.

   3.   "Maturity Date" shall mean July 24, 1998.

   4. "Principal" shall mean Two Hundred Fifty Six Thousand Two Hundred Fifty and no/100 Dollars ($256,250.00) or so much thereof as may from time to time be outstanding hereunder.

   5.   "Reference Rate" shall   mean that rate which is quoted, published or
 announced from time to time by Sanwa Bank California as its reference or equivalent rate of interest.

   B.   MANNER OF PAYMENT; MATURITY.

   1. MANNER OF PAYMENT. At the election of the undersigned, payment of principal, Interest, Default Interest and any other amounts due hereunder can be made: (a) in lawful money of the United States of America; or (b) by surrendering to the Payee such number of shares of the Pledged Securities, as defined in Paragraph D below, having a market value equal to the amount of the payment; or (c) any combination thereof. Market value shall be determined by reference to the average of the closing bid and ask prices for the Pledged Securities over the five (5) trading days immediately prior to the date of payment.

   2. INTEREST ACCRUAL. Interest shall accrue commencing on the date hereof on the Principal and shall be payable, in arrears, semi-annually on the first day of February and August beginning February 1, 1997.

   3. OTHER; MATURITY. Default Interest shall be payable on demand. All outstanding and unpaid Principal and Interest shall be due and payable on the Maturity Date, unless otherwise specified herein or unless accelerated in accordance with the terms or provisions hereof.

   C.   PREPAYMENT.

   This Note may be prepaid, in whole or in part, at any time by the undersigned without premium or penalty. Any prepayment pursuant to this Paragraph C shall be accompanied by payment of any Interest and Default Interest, if any, accrued and unpaid through the date of such prepayment.

   D.   PLEDGED SECURITIES.

   To secure payment of the obligations hereunder, the undersigned hereby pledges to Payee and grants to Payee a security interest in, the securities listed on EXHIBIT A attached hereto and made a part hereof (the "Pledged Securities") and the certificates and instruments evidencing the Pledged Securities, and all dividends, cash, payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities. All certificates or instruments evidencing the Pledged Securities shall be delivered to and held by or on behalf of Payee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Payee. Payee shall have the right, but not the obligation, at any time to exchange certificates or instruments representing or evidencing the Pledged Securities for certificates or instruments distributed by issuer(s) thereof to holders of its stock in exchange for certificates or instruments representing such stock. Payee shall have the right, but not the obligation, upon the occurrence of a default and without notice to the undersigned, to transfer to or to register in the name of Payee or any of its nominees any or all of the Pledged Securities, and, if it so elects and upon five (5) business days prior written notice to the undersigned, the Payee shall retain such number of Pledged Securities as have a market value, as calculated in
 Section 1 of Paragraph B above, equal to the amount owed to the Payee by the undersigned. If the aggregate market value of the Pledged Securities exceeds the amount due to the Payee, the shares remaining, after retention by the Payee of such number of the shares necessary to satisfy the obligations of the undersigned to the Payee, will be promptly returned to the undersigned. If the aggregate market value of the Pledged Securities does not exceed the amount due to the Payee, the undersigned will remain liable to the Payee for the difference between the aggregate market value and the amount due to the Payee. The undersigned may, prior to expiration of the five (5) business days written notice received from the Payee, repurchase same from Payee at a price equal to all amounts then due from the undersigned to Payee.


 SECPRONT.HLF
 (ddx-logc)

   E.   ACCELERATION.

   Notwithstanding anything to the contrary contained herein, upon the occurrence of any one or more of: (i) a default in the payment of any amounts due hereunder and a failure to cure such default within seven (7) business days (without the need for written or other notice of any sort of such default from Payee to the undersigned), occurring on or prior to the Maturity Date, or (ii) any other default hereunder, and the expiration of any grace period applicable to any such default as set forth herein; then at the sole option and discretion of Payee, and without further demand or notice of any kind, the following shall become immediately due and payable:

   1.   the principal sum remaining unpaid hereunder;

   2.   unpaid Interest;

   3.   Default Interest; and

   4.   all other indebtedness evidenced by this Note.

   F.   DEFAULT.

   The following shall constitute events of default hereunder: (i) a default in the payment of any amounts due hereunder, and a failure to cure such default within seven (7) business days (without the need for written or other notice of any sort of such default from Payee to the undersigned), occurring on or prior to the Maturity Date; (ii) the assignment for the benefit of creditors by the undersigned; (iii) the application for the appointment of a receiver for the undersigned or for property of the undersigned; (iv) the filing of a petition in bankruptcy by or against the undersigned; (v) the issuance of an attachment or the entry of a judgement against the undersigned; (vi) a default by the undersigned with respect to any other indebtedness due to Payee; (vii) if the undersigned is not a natural person, the merger, consolidation, termination of existence, dissolution or insolvency of the undersigned; or (viii) the good faith determination by Payee that it deems itself insecure or that a material adverse change in the financial condition of the undersigned has occurred since the date hereof and that Payee's prospect of payment hereunder has been impaired.

   G.   REMEDIES.

   If the undersigned fails to pay any amounts when due hereunder, whether by maturity, acceleration or otherwise, or if there occurs any event which entitles Payee to accelerate the indebtedness due under this Note and any grace period applicable to any such failure to pay or event as set forth herein expires, then Payee shall have all of the rights and remedies provided to it at law or in equity. The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Without limiting the foregoing, the Payee may, at its option, resort to the remedy set forth in Paragraph D above (with respect to retaining such number of shares of the Pledged Securities having a market value equal to the amounts due hereunder). A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event. Payee may resort for payment hereunder to any of the security for, or any guaranty of, this Note whether or not Payee shall have resorted for payment hereunder to any other security for or guaranty of this Note. No act or omission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. If this Note is placed in the hands of an attorney for collection or is collected on advice of counsel or through any legal proceeding, the undersigned promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Payee. The undersigned hereby waives presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection herewith.

   H.   MISCELLANEOUS.

   1. If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

   2.   Time is of the essence of this Note.

   3. After the Maturity Date or following the occurrence of an event which entitles Payee to accelerate the indebtedness evidenced hereby, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as Payee, in its sole and absolute discretion, decides, to all costs, expenses, and other indebtedness, if any, owing to Payee by reason of this Note; Default Interest; Interest; and principal.

   4. This Note, and the terms and provisions hereof, shall be binding upon the undersigned and his successors, administrators, and assigns, and shall inure to the benefit of any holder hereof.

   5. All amounts due hereunder shall be paid without deduction, set-off or counterclaim, the undersigned expressly waiving any such rights to deduction, set-off or counterclaim.

   6. Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note, provided that Payee may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and instruments shall be deemed amended accordingly without further action by any party.

   7. This Note shall inure to the benefit of Payee and its successors and assigns. This Note has been negotiated and delivered at Sunnyvale, California, and shall be governed by and construed in accordance with the internal laws of the State of California without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of California; or (viii) any combination of the foregoing. As a further inducement to Payee to advance funds as contemplated hereby, the undersigned recognizes that Payee's principal office is located in Sunnyvale, California and that Payee may be irreparably harmed if required to institute or defend any actions against the undersigned in any jurisdiction other than the Northern District of California or Santa Clara County, California; therefore, the undersigned irrevocably (a) agrees that any suit, action or other legal proceeding relating to this Note and/or the loan evidenced hereby may be brought in state court in Santa Clara County or in federal court in the Northern District of California, at Payee's option;
 (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court;
 (d) agrees to join Payee in any petition for removal to either such court brought by Payee; (e) consents to service of process by U.S. mail; and (f) expressly and voluntarily waives any right to trial by jury, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, in any such proceeding. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means thereof or hereafter provided by applicable law.

   8. The undersigned will upon demand pay to Payee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Payee may incur in connection with (i) the administration of this Note, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Securities, (iii) the exercise or enforcement of any of the rights of Payee hereunder or (iv) the failure by the undersigned to perform or observe any of the provisions hereof.



                           Signature


                           HOWARD L. FARKAS
                           Print Name

                               EXHIBIT A

                          PLEDGED SECURITIES


        100,000 shares of common stock, no par value, of Logic Devices Incorporated.

                                SECURED
                            PROMISSORY NOTE


 $51,250.00 U.S.D.                                       July 24, 1996
                                                 Sunnyvale, California



   FOR VALUE RECEIVED, the undersigned promises to pay to the order of Logic Devices Incorporated, a California corporation ("Payee"), in lawful money of the United States of America or as provided in Section 1 of Paragraph B. below, in the manner and at the times provided hereinafter, (i) Principal (as hereinafter defined); (ii) Interest (as hereinafter defined) and Default Interest (as hereinafter defined), if any; and (iii) all other amounts due and payable pursuant to and in accordance with the terms of this Note.

   A.   DEFINITIONS.

   The following terms as used herein shall have the following meanings:

   1. "Default Interest" shall mean interest computed at the Reference Rate, as defined below, plus two percent (2%) per annum, on (i) the entire principal balance of this Note from time to time unpaid from and after such amount becomes due and payable (whether by maturity, acceleration or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued but unpaid Interest) from and after the respective date(s) on which those amounts become due and payable, whether by maturity, acceleration, or otherwise; in each case from and after any applicable grace period has expired. Default Interest shall be adjusted concurrently with any change in the Reference Rate. Default Interest shall be computed for the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days, and shall be payable on demand. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing on the entire unpaid principal balance hereunder, Interest shall not accrue.

   2. "Interest" shall mean interest computed at a variable rate equal to the Reference Rate on the entire principal balance of this Note from time to time unpaid. Interest shall be adjusted concurrently with any change in the Reference Rate. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days.

   3.   "Maturity Date" shall mean July 24, 1998.

   4. "Principal" shall mean Fifty One Thousand Two Hundred Fifty and no/100 Dollars ($51,250.00) or so much thereof as may from time to time be outstanding hereunder.
   5.   "Reference Rate" shall   mean that rate which is quoted, published or
 announced from time to time by Sanwa Bank California as its reference or equivalent rate of interest.

   B.   MANNER OF PAYMENT; MATURITY.

   1. MANNER OF PAYMENT. At the election of the undersigned, payment of principal, Interest, Default Interest and any other amounts due hereunder can be made: (a) in lawful money of the United States of America; or (b) by surrendering to the Payee such number of shares of the Pledged Securities, as defined in Paragraph D below, having a market value equal to the amount of the payment; or (c) any combination thereof. Market value shall be determined by reference to the average of the closing bid and ask prices for the Pledged Securities over the five (5) trading days immediately prior to the date of payment.

   2. INTEREST ACCRUAL. Interest shall accrue commencing on the date hereof on the Principal and shall be payable, in arrears, semi-annually on the first day of February and August beginning February 1, 1997.

   3. OTHER; MATURITY. Default Interest shall be payable on demand. All outstanding and unpaid Principal and Interest shall be due and payable on the Maturity Date, unless otherwise specified herein or unless accelerated in accordance with the terms or provisions hereof.

   C.   PREPAYMENT.

   This Note may be prepaid, in whole or in part, at any time by the undersigned without premium or penalty. Any prepayment pursuant to this Paragraph C shall be accompanied by payment of any Interest and Default Interest, if any, accrued and unpaid through the date of such prepayment.

   D.   PLEDGED SECURITIES.

   To secure payment of the obligations hereunder, the undersigned hereby pledges to Payee and grants to Payee a security interest in, the securities listed on EXHIBIT A attached hereto and made a part hereof (the "Pledged Securities") and the certificates and instruments evidencing the Pledged Securities, and all dividends, cash, payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities. All certificates or instruments evidencing the Pledged Securities shall be delivered to and held by or on behalf of Payee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Payee. Payee shall have the right, but not the obligation, at any time to exchange certificates or instruments representing or evidencing the Pledged Securities for certificates or instruments distributed by issuer(s) thereof to holders of its stock in exchange for certificates or instruments representing such stock. Payee shall have the right, but not the obligation, upon the occurrence of a default and without notice to the undersigned, to transfer to or to register in the name of Payee or any of its nominees any or all of the Pledged Securities, and, if it so elects and upon five (5) business days prior written notice to the undersigned, the Payee shall retain such number of Pledged Securities as have a market value, as calculated in
 Section 1 of Paragraph B above, equal to the amount owed to the Payee by the undersigned. If the aggregate market value of the Pledged Securities exceeds the amount due to the Payee, the shares remaining, after retention by the Payee of such number of the shares necessary to satisfy the obligations of the undersigned to the Payee, will be promptly returned to the undersigned. If the aggregate market value of the Pledged Securities does not exceed the amount due to the Payee, the undersigned will remain liable to the Payee for the difference between the aggregate market value and the amount due to the Payee. The undersigned may, prior to expiration of the five (5) business days written notice received from the Payee, repurchase same from Payee at a price equal to all amounts then due from the undersigned to Payee.

   E.   ACCELERATION.

   Notwithstanding anything to the contrary contained herein, upon the occurrence of any one or more of: (i) a default in the payment of any amounts due hereunder and a failure to cure such default within seven (7) business days (without the need for written or other notice of any sort of such default from Payee to the undersigned), occurring on or prior to the Maturity Date, or (ii) any other default hereunder, and the expiration of any grace period applicable to any such default as set forth herein; then at the sole option and discretion of Payee, and without further demand or notice of any kind, the following shall become immediately due and payable:

   1.   the principal sum remaining unpaid hereunder;

   2.   unpaid Interest;

   3.   Default Interest; and

   4.   all other indebtedness evidenced by this Note.

   F.   DEFAULT.

   The following shall constitute events of default hereunder: (i) a default in the payment of any amounts due hereunder, and a failure to cure such default within seven (7) business days (without the need for written or other notice of any sort of such default from Payee to the undersigned), occurring on or prior to the Maturity Date; (ii) the assignment for the benefit of creditors by the undersigned; (iii) the application for the appointment of a receiver for the undersigned or for property of the undersigned; (iv) the filing of a petition in bankruptcy by or against the undersigned; (v) the issuance of an attachment or the entry of a judgement against the undersigned; (vi) a default by the undersigned with respect to any other indebtedness due to Payee; (vii) if the undersigned is not a natural person, the merger, consolidation, termination of existence, dissolution or insolvency of the undersigned; or (viii) the good faith determination by Payee that it deems itself insecure or that a material adverse change in the financial condition of the undersigned has occurred since the date hereof and that Payee's prospect of payment hereunder has been impaired.

   G.   REMEDIES.

   If the undersigned fails to pay any amounts when due hereunder, whether by maturity, acceleration or otherwise, or if there occurs any event which entitles Payee to accelerate the indebtedness due under this Note and any grace period applicable to any such failure to pay or event as set forth herein expires, then Payee shall have all of the rights and remedies provided to it at law or in equity. The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Without limiting the foregoing, the Payee may, at its option, resort to the remedy set forth in Paragraph D above (with respect to retaining such number of shares of the Pledged Securities having a market value equal to the amounts due hereunder). A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event. Payee may resort for payment hereunder to any of the security for, or any guaranty of, this Note whether or not Payee shall have resorted for payment hereunder to any other security for or guaranty of this Note. No act or omission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. If this Note is placed in the hands of an attorney for collection or is collected on advice of counsel or through any legal proceeding, the undersigned promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Payee. The undersigned hereby waives presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection herewith.

   H.   MISCELLANEOUS.

   1. If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

   2.   Time is of the essence of this Note.
   3. After the Maturity Date or following the occurrence of an event which entitles Payee to accelerate the indebtedness evidenced hereby, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as Payee, in its sole and absolute discretion, decides, to all costs, expenses, and other indebtedness, if any, owing to Payee by reason of this Note; Default Interest; Interest; and principal.

   4. This Note, and the terms and provisions hereof, shall be binding upon the undersigned and his successors, administrators, and assigns, and shall inure to the benefit of any holder hereof.

   5. All amounts due hereunder shall be paid without deduction, set-off or counterclaim, the undersigned expressly waiving any such rights to deduction, set-off or counterclaim.

   6. Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note, provided that Payee may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and instruments shall be deemed amended accordingly without further action by any party.

   7. This Note shall inure to the benefit of Payee and its successors and assigns. This Note has been negotiated and delivered at Sunnyvale, California, and shall be governed by and construed in accordance with the internal laws of the State of California without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of California; or (viii) any combination of the foregoing. As a further inducement to Payee to advance funds as contemplated hereby, the undersigned recognizes that Payee's principal office is located in Sunnyvale, California and that Payee may be irreparably harmed if required to institute or defend any actions against the undersigned in any jurisdiction other than the Northern District of California or Santa Clara County, California; therefore, the undersigned irrevocably (a) agrees that any suit, action or other legal proceeding relating to this Note and/or the loan evidenced hereby may be brought in state court in Santa Clara County or in federal court in the Northern District of California, at Payee's option;
 (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court;
 (d) agrees to join Payee in any petition for removal to either such court brought by Payee; (e) consents to service of process by U.S. mail; and (f) expressly and voluntarily waives any right to trial by jury, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, in any such proceeding. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means thereof or hereafter provided by applicable law.

   8. The undersigned will upon demand pay to Payee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Payee may incur in connection with (i) the administration of this Note, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Securities, (iii) the exercise or enforcement of any of the rights of Payee hereunder or (iv) the failure by the undersigned to perform or observe any of the provisions hereof.



                           Signature


                           ALBERT MORRISON, JR.
                           Print Name

                               EXHIBIT A

                          PLEDGED SECURITIES


        20,000 shares of common stock, no par value, of Logic Devices Incorporated.

                                                                   Exhibit 3.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this Registration Statement on Form S-3, of our report dated March 20, 1996, on our audit of the consolidated balance sheets of Logic Devices Incorporated as of December 31, 1995 and December 31, 1994 and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Logic Devices Incorporated. We also consent to the reference to our firm under the caption "Experts."


                           Meredith, Cardozo & Lanz LLP




 San Jose, California
 November 20, 1996